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                                                                    EXHIBIT 99.1


CLICKSOFTWARE RECEIVES A DELISTING NOTIFICATION
FROM NASDAQ STOCK MARKET

Monday November 25, 5:37 pm ET

BURLINGTON, Mass.--(BUSINESS WIRE)--Nov. 25, 2002--ClickSoftware Technologies, Inc. (Nasdaq:CKSW - News) announced that it was notified by the Nasdaq Listing Qualifications Department (the "Staff") that it is not in compliance with the requirements set forth in NASD Marketplace Rule 4310(c)(14) by not filing its Form 10-Q for the period ending September 30, 2002, and that its ordinary shares are, therefore, subject to delisting from The Nasdaq Stock Market, Inc. (Nasdaq). NASD Marketplace Rule 4310(c)(14) requires that Nasdaq issuers timely file their periodic reports in compliance with the reporting obligations under the federal securities laws.

As ClickSoftware announced on October 21, 2002, the Company will restate its financial statements for 2000 and 2001 and the first six months of 2002, and based on the decision of the Audit Committee of the Company's Board of Directors, it will recommend to the Company's shareholders that the Company terminate its relationship with Luboshitz Kasierer, formerly a member firm of Arthur Andersen, as its auditors and that the Registrant engage Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, independent accountants ("Brightman Almagor") as the Company's new auditors.

Although the Audit Committee has recommended the engagement of Brightman Almagor, under Israeli law, the shareholders at a general meeting are the corporate entity that is authorized to appoint and dismiss the Company's outside auditors. Therefore, the Company cannot engage Brightman Almagor until authorized by its shareholders. The Company intends to hold a shareholders' meeting on December 31, 2002 to seek shareholder approval to authorize the engagement. Until its engagement, Brightman Almagor cannot audit the restated financial information for 2000 and 2001 or review interim financial statements for 2002. As soon as the new auditors are appointed, an intensive effort will take place to complete the re-audit, and file all necessary documents as soon as practicable.

At the opening of business on November 26, 2002, ClickSoftware's trading symbol, "CKSW," will be amended to include the fifth character "E" to denote the Company's filing delinquency. ClickSoftware intends to request an appeal hearing before a Nasdaq Listing Qualifications Panel (a "Panel") to review the Staff determination in accordance with NASD Marketplace Rule 4820(a). The date of such a hearing will be determined by the Panel. Pursuant to the same NASD Marketplace Rule 4820(a), a request for a hearing will stay the scheduled delisting of ClickSoftware's securities pending the Panel's determination. There can be no assurance that the Panel will grant the Company's request for continued listing.

ClickSoftware's inability to file its report for the third quarter is the only continued listing deficiency identified by the Staff. The Company intends to hold a special meeting of shareholders, as discussed above, on December 31, 2002 to seek approval for the appointment of Brightman Almagor and will complete the re-audit of the restated financial statements as soon as practicable thereafter, but the Company will not be able to hold an annual meeting of shareholders during 2002, in violation of NASD Marketplace Rule 4350(e). The Company intends to hold an annual meeting of shareholders as soon as practicable following the appointment of Brightman Almagor and the completion of the re-audit.

About ClickSoftware

ClickSoftware is a leading provider of end-to-end service chain optimization. ClickSoftware's solutions cover daily scheduling, real time wireless monitoring and rescheduling, problem resolution, short term resource planning, strategic capacity planning, and continuous on-going business performance analysis. The company is headquartered in Burlington, MA with offices throughout the United States, and in Belgium, Canada, Germany, Israel, and the United Kingdom. For more information about ClickSoftware, call 408-377-6088 or 888-438-3308 or visit www.clicksoftware.com.

This press release contains express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, those regarding the appointment of Brightman Almagor as the Company's auditors, the Company's filing of its report for the third quarter of 2002 and other reports containing restated financial statements, and the timing of the Company's annual meeting of shareholders. Such "forward-looking statements" involve known and unknown risks, uncertainties and other factors, which may cause actual results or performance to be materially different from those projected. These risks include the Company's ability to obtain the assistance from third parties necessary to restate its financial statements; the uncertainty created by the re-audit of the Company's past operational results; the ability of the Company to file SEC reports in a timely manner; and the timing of an annual meeting of shareholders. For more information regarding the risks facing the Company, please see the Company's annual report on Form 10-K for the year ended December 31, 2001 and subsequent quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission. ClickSoftware does not undertake to update any forward-looking statements.

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Contact:

     ClickSoftware Technologies
     Shmuel Arvatz, ++972-3-7659422 (CFO)
     Shmuel.Arvatz@ClickSoftware.com